UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 21, 2007

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR RESTON, VIRGINIA 20910
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On Friday, December 21, 2007, Comstock Potomac Yard, LC, a wholly owned subsidiary of Comstock Homebuilding Companies, Inc. (collectively “Comstock”) completed the sale of, and transferred title to, all five of the retail condominiums at its Eclipse on Center Park condominium project in Arlington, Virginia. The closing occurred pursuant to an existing $14,500,000 sales contract with Comstock Asset Management, LLC (“CAM”), entered into by the parties in 2004. Because CAM had, in accordance with the contract of sale, previously provided a $6,000,000 cash deposit to Comstock, the total amount received by Comstock at the closing was approximately $8,500,000. Pursuant to the project’s loan requirements in connection with the settlement of the retail condominiums, Comstock made a principal curtailment to Corus Bank, its project lender, in the amount of $9,771,518. Christopher Clemente, our chairman and CEO is the sole member of CAM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2007

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary